SEVERANCE AGREEMENT

This Severance Agreement (hereinafter "Agreement") is made and entered into effective as of the 12th day of January, 2001, by and between FutureOne, Inc., a Nevada corporation and its affiliates, subsidiaries and related entities (hereinafter referred to as the "Company"), and Steven R. Green (hereinafter referred to as "Green"). The Company and Green shall hereinafter be referred to collectively as the "Parties."

WHEREAS, Green and the Company entered into an employment position dated as of June 01, 2000 pursuant to which the Company agreed to retain Green, and Green agreed to serve, as the Chairman of the Board of Directors of the Company.

WHEREAS, Green serves as Chairman of the Board of Directors of the Company and as a member of the Company's Board of Directors.

WHEREAS, Green wishes to resign from active employment with the Company and, in connection therewith, the Company and Green wish to terminate any employment with the Company effective January 10, 2001 ("Separation Date"); and Green wishes to resign from the Board of Directors of the Company effective on the Separation Date.

NOW, THEREFORE, for and in consideration of the mutual agreements herein described and agreed to be performed, the Parties agree as follows:

A. CONSIDERATION PAID BY THE COMPANY TO GREEN

1. MONETARY PAYMENTS. The Company agrees to provide Green with the payment and other items of valuable consideration listed below:

(a) The Company shall pay Green $5,000 for services to be performed during the month of January, 2001 for purposes of revamping company funding proposal outlining new changes; and

(b) The Company has paid to Green the $10,000 in outstanding Board of Director fees owed to Green, the receipt of which is hereby acknowledged.

(c) The Company hereby fully vests the 2,000,000 warrants awarded to Green in the Warrant document dated October 1, 2000 and this provision of this Agreement shall replace and supercede any and all vesting provisions in the original Warrant.

B. OTHER CONSIDERATIONS

1.   The Parties hereby agree to the following considerations

(a) The Company agrees to enter into the Non-Exclusive Financial Advisory Agreement with Green for the purposes of raising capital for the Company.

(b) Green shall pay the Company $1,500 for the lap top computer previously sold to Green.
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B. MUTUAL RELEASE.

1. The Company hereby knowingly, voluntarily, and irrevocably releases and discharges Green, his heirs, personal representatives and assigns from any and all claims, demands, liabilities, judgements, damages, expenses, or causes of action of any kind or nature whatsoever, arising or accruing on or prior to the date hereof, which the Company may have had or may now or hereafter have or assert, whether now known or unknown; provided, however, the claims which are waived, released and discharged pursuant to this Agreement do not include any claims related to or arising out of, either directly or indirectly, acts or omissions of Green which constitute willful misconduct, fraud, bad faith, intentional violations of fiduciary duties, or gross negligence.

2. Green, together with his heirs, personal representative and assigns, hereby knowingly, voluntarily, and irrevocably releases and discharges the Company, its officers, directors, employees, successors and assigns, from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever arising on or accruing on or prior to the date hereof which Green may have had or may now or hereafter have assert, whether now known or unknown.

D. COMPANY PROPERTY & RETURN OF PROPERTY. Green shall return all Company property, including, without limitation, equipment, handbooks or manuals, building or office access cards, and keys immediately upon request of the Company. Green shall retain and is hereby given title to the Sony VAIO now in his possession.

E. PROPRIETARY INFORMATION. All tangible material containing Proprietary Information, whether created by Green or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Green only in the performance of his post Agreement services for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of Green shall be delivered to the Company on January 10, 2001. After such delivery, Green shall not retain any such materials or copies thereof or any such tangible property, except as permitted by the Company to perform the services required of him under this Agreement.

Green agrees that his obligation not to disclose or to use information and materials of the types set forth above, and his obligation to return materials and tangible property, set forth above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Green.

For purposes of this Agreement, "Proprietary Information" means and includes the following: the identity of clients or customers or potential clients or customers of the Company or its affiliates; any written, typed or printed lists, or other materials identifying the clients or customers of the Company or its affiliates; any financial or other information supplied by clients or customers of the Company or its affiliates; any and all data or information involving the Company, its affiliates, programs, methods, or contacts employed by the Company or its affiliates in the conduct of their business; any lists, documents, manuals, records, forms, or other material used by the Company or its affiliates in the conduct of their business; and any other secret or confidential information concerning the Company's or its affiliates' business or affairs. The terms "list," "document" or other equivalents, as used in this paragraph are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. "Proprietary Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of Green; (ii) was or is rightfully learned by Green from a source other than the Company before being received from the Company; or (iii) becomes independently available to Green as a matter of right

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from a third  party.  If only a portion  of the  Proprietary  Information  is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

F. CONFIDENTIAL MATERIAL. In the course of Green's employment by the Company, Green agrees that he had access to secret or confidential technical and commercial information, business plans and strategies, financial information, financial forecasts, business records, information regarding key business relationships, records, data, specifications, systems, methods, plans, designs, policies, inventions, material and other knowledge ("Confidential Material"), whether or not copyrighted, owned by the Company. Green recognizes and acknowledges that the Confidential Material is valuable, special and unique to the Company's business. All such Confidential Material shall be and remain the property of the Company. Green hereby affirms that during the course of his employment with the Company he has not disclosed any Confidential Information to any third party except in good faith and in the course of fulfilling his assigned responsibilities. Green shall not, directly or indirectly, either during the term of the Agreement or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Material. Green shall not be deemed to have breached this Section F if Green shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any Confidential Material or else face civil or criminal penalty or sanction. The term "Confidential Material" does not include information which (i) is currently or becomes generally available to the public other than as a result of a disclosure by Green or (ii) becomes available to Green on a non-confidential basis from a source other than the Company or its representatives provided that such source is not bound, to Green's knowledge after due inquiry, by a confidentiality agreement with respect to such information.

G. NON-COMPETE - NO COMPETITION. Green agrees that for the period of one (1) year commencing on the Separation Date, unless the Company breaches one or more of its payment obligationsor any provision of this Agreement that contains an obligation of the Company to Green, this Agreement in which case this Section G shall no longer be in effect, he shall not engage in, plan for, organize, work for, or assist, directly or indirectly, any business with operations in Arizona or Colorado that is competitive, directly or indirectly, with the Company's business, nor solicit participants in or customers of the Company's products and services, nor use Green's knowledge of the Company or its business in any manner that competes, directly or indirectly, with, or otherwise may adversely affect, the Company. Green expressly understands that the Company has a legitimate business purpose in requiring Green to abide by all of the restrictions described in this paragraph. Green acknowledges that the services he rendered, and may render, to the Company, the information exchanged between all parties in connection with rendering those services, and Green's and the Company's relationships with the Company's customers, consultants, employees, vendors, banks, accountants, and any other Company product or service participants, purchasers and suppliers are each of a unique and valuable character. Green acknowledges that any competition by Green for a one (1) year period following the Separation Date would materially and unfairly harm the Company's ability to carry out its business

H. RESIGNATIONS. Green hereby resigns as Chairman, director and employee of the Company and its affiliates effective January 10, 2001. The Company hereby accepts Green's voluntary resignation from employment effective January 10, 2001.

I. TERMINATION OF EMPLOYMENT. The Company and Green hereby agree that any employment is terminated as of the date hereof and Green agrees that the Company has no obligation or liability thereunder and that the Company has fully performed and fulfilled its obligations thereunder.

J. DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. To the extent that the Company maintains an insurance policy or policies providing liability insurance for officers or directors of the Company or fiduciaries of any other corporation, partnership, joint venture, trust, employee benefit plan or other

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
enterprise which such person serves at the request of the Company, the Company shall cause Green to be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available to all of the directors and officers of the Company under such policy or policies. In the event that (i) Green is made a party to, or threatened to be made a party to, any threatened or pending action, suit or proceeding brought by any third party, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, employee or agent of the Company or an affiliate of the Company or was serving at the request of the Company as a director, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and (ii) the Company provides indemnification and/or defends and holds harmless with respect to such action, suit or proceeding to any other person who is or was a director, employee or agent of the Company or an affiliate of the Company or is or was serving at the request of the Company as a director, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and (iii) the indemnification and/or defense and holding harmless provided to such other person is more favorable than the indemnification and/or reimbursement of expenses to which Green would be entitled but for this Section J, then the Company shall provide indemnification and/or reimbursement of expenses (as the case may be) to Green in the same amount, at the same time, and on the same terms and conditions as such indemnification and/or reimbursement of expenses are provided by the Company to such other person or could be provided to such other person by statute or under the by-laws of the Company.

K. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the Parties hereto regarding the subject matter hereof. The Parties expressly acknowledge and agree that any employment, upon execution of this Agreement, be of no further force or effect. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing, signed by the Parties hereto.

L. ENFORCEABILITY. This Agreement may be enforced in any jurisdiction within or outside the United States and this Agreement shall constitute a severable and enforceable agreement in each of such jurisdictions, notwithstanding any contrary choice of law or venue provisions set forth herein. In the event that any portion of this Agreement is found to be invalid, illegal or unenforceable for any reason whatsoever, that portion shall be considered to be severable and the remainder of this Agreement shall continue to be in full force and effect. The parties shall negotiate in good faith to preserve each partner's anticipated benefits hereunder.

M. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Colorado, without regard to conflict of law principles. The parties hereto hereby consent to personal jurisdiction in any court of appropriate subject matter jurisdiction in which the Company's principal executive officers are situated.

N. REMEDIES. In the event of default or breach set forth in the above paragraphs are intended to be non-exclusive, and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity

O. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Colorado Springs, Colorado in accordance with the rules of the American Arbitration Association. Judgement may be entered on the arbitrator's award in any court having jurisdiction over this Agreement. The non-prevailing party shall pay the fees, costs, and expenses of the arbitration proceeding (including reasonable attorneys' fees).

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
P. BINDING; ASSIGNMENT. The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No party hereto may assign or transfer its rights or delegate its duties or obligations hereunder without the prior written consent of the other party; and any document, instrument or act for which consent has not been obtained purporting to effect any such assignment, transfer or delegation shall be void.

Q. CONSTRUCTION. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits hereto.

R. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date get forth below.

DATED as of the 12th day of January, 2001

FUTUREONE, INC. (A NEVADA CORPORATION)


By: /s/ Donald D. Cannella
    ----------------------------------
    Donald D. Cannella - President/CEO

STEVEN R. GREEN

/s/ Steven R. Green
--------------------------------------

Notary Public

State of Colorado             )
County of El Paso             )

Sworn and subscribed to me this ____ day of ________ 2001 by Donald D. Cannella, Executive Vice President of FutureOne, Inc. known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

________________________________              My Commission Expires ____________
Notary Public

State of ____________         )
County of ____________        )

Sworn and subscribed to me this ____ day of ________ 2001 by Steven R. Green and known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

________________________________              My Commission Expires ____________

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